UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March  9  , 2015

Date of Report

(Date of earliest event reported)

INSYNERGY PRODUCTS, INC. (Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation)	000-54892 (Commission File Number)	27-1781753 (IRS Employer Identification No.)
4705 Laurel Canyon Blvd., Suite 205, Studio City, California (Address of principal executive offices)		91607 (Zip code)

Registrant’s telephone number, including area code:  818-760-1644

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

 (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 6, 2015, the board of directors of Insynergy Products, Inc. (the Company) appointed Rachel Boulds as the Chief Financial Officer of the Company.  Ms. Boulds is 45 years old and has been a Certified Public Accountant since September 2005.  From July 2009 to the present she has been the independent owner-operator of a Utah Professional Limited Liability Company that provides accounting services to companies.  Her firm provides contract Chief Financial Officer, controllership, financial reporting, audit consulting, bookkeeping, and business operation consulting services to various public and private companies.  Her firm also prepares period-end financial statements, footnotes and Management Discussion and Analysis in conformity with US GAAP and SEC reporting rules, as well as consultation on complex accounting matters.  She works closely with client staff, auditors and legal counsel to prepare, review and file periodic public financial information, including Forms 10-K and 10-Q.

Prior to her appointment as Chief Financial Officer, Ms. Boulds’ firm has provided accounting services to the Company. For the years ended December 31, 2013 and 2014 her firm has billed the Company $6,500 and $6,500, respectively, per the terms of their agreement.

The Company and Ms. Boulds have not entered into any written compensation agreement for the position of Chief Financial Officer of the Company as of the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2015	INSYNERGY PRODUCTS, INC. By: /Sanford Lang/ Sanford Lang Chairman and CEO